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                                                      EXHIBIT 4.2

              THE CIRCLE INTERNATIONAL GROUP, INC.

              NONQUALIFIED STOCK OPTION AGREEMENT




          THIS AGREEMENT made and entered into this  ____th day

of ___________, 199__, by and between Circle International Group,

Inc., a Delaware corporation  (the  "Company"),  and ___________,

an employee of the Company  (the "Employee"),



                         W I T N E S S E T H :



           WHEREAS,  the  Company has adopted  the  1994  Omnibus

Equity Incentive Plan (the "Plan"), providing for the granting to its  employees of stock options relating to shares of its  common stock (the "Common Stock"),



           WHEREAS,  the Plan provides for the grant  of  options

which  are not intended to be incentive stock options within  the meaning of Section 422A of the Internal Revenue Code of 1986,  as

amended, ("non-qualified stock option"); and



           WHEREAS, the Employee is a key employee who  is  in  a

position  to  make  an important contribution  to  the  long-term performance of the Company.



           NOW, THEREFORE, in consideration of the foregoing  and

of  the mutual covenants hereinafter set forth and other good and valuable  consideration, the receipt and adequacy  of  which  are hereby acknowledged, the parties hereto hereby agree as follows:




1.    The  Company hereby grants to the Employee a  non-qualified stock option to purchase _______ shares of the Common Stock at the  price  set  forth in Paragraph 2 hereof, on  the  terms  and conditions hereinafter stated.  In consideration of the grant  of this  option  and  the other rights which are being  concurrently ranted to the employee, the Employee hereby agrees to continue in the  employment of the Company for a period of at least one  year from  the date of grant.  The parties agree that this option will not be treated as an "incentive stock option".


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           2.    The purchase price per share is _______  Dollars

and ______ Cents ($_____) (which is hereby agreed to be  100%  or more  of  the fair market value of such Common Stock at  date  of grant).



           3.    The  number  of shares of Common  Stock  covered

hereby  and  the price per share thereof shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding  shares of Common Stock resulting from a  subdivision or  consolidation of shares or the payment of a stock dividend in excess  of 2% or any other increase or decrease in the number  of issued  and  outstanding shares of Common Stock effected  without receipt of consideration by the Company.



           If  the Company shall be the surviving corporation  in

any  merger or consolidation, this option (to the extent that  it

is   still  outstanding)  shall  pertain  to  and  apply  to  the securities  of  which a holder of the same number  of  shares  of

Common  Stock  that  are subject to the option  would  have  been

entitled.   A  dissolution or liquidation of  the  Company  or  a

merger or consolidation in which the Company is not the surviving corporation  shall  cause this option to  terminate,  unless  the agreement  of  merger or consolidation shall  otherwise  provide,

provided  that  the Employee shall in such event have  the  right immediately prior to such dissolution or liquidation,  or  merger or  consolidation  in  which the Company  is  not  the  surviving corporation, to exercise this option in whole or in part  without regard to any limitations on exercisability.



           If  the  optionee's  employment with  the  Company  is

terminated  because  of a change in control of  the  Company  (as defined  in  the  Company's 1990 Stock  Option  Plan),  then  the

optionee  shall  have  the  right  immediately  upon  notice   of

termination  to exercise his option in whole or in  part  without regard to any limitations on exercisability.


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           To the extent that the foregoing adjustments relate to

stock  or  securities of the Company, such adjustments  shall  be made  by the Compensation Committee of the Board of Directors  of

the  Company  (the  "Committee"),  whose  determination  in  that respect shall be final, binding and conclusive.



           The  grant of this option shall not affect in any  way

the   right   or  power  of  the  Company  to  make  adjustments,

reclassifications, reorganizations or changes of its  capital  or business  structure or to merge or to consolidate or to dissolve,

liquidate or sell, or transfer all or any part of its business or assets.



           4.    This option may not be exercised in whole or  in

part  until  three  years have elapsed  from  the  date  of  this

Agreement.  Subject to the conditions stated herein, the right to exercise this option shall accrue in installments as follows:



               (i) During the period of 12 months beginning three

years  after  the  date of this Agreement,  this  option  may  be exercised to the extent of 25% of the shares subject to option;



               (ii)  During  the  period of 12 months  beginning

________, ______, this option may be exercised to the extent of

25% of the shares subject to option plus the shares as to which the right to exercise this option has previously accrued but has not been exercised.



               (iii)  During  the  period of 12 months  beginning

________, ______, this option may be exercised to the extent of

25% of the shares subject to option plus the shares as to which the right to exercise this option has previously accrued but has not been exercised.

               (iv)  During  the  period of 24 months  beginning

________, ______, this option may be fully exercised to the extent that it has not previously been exercised.



           No  partial exercise of this option will be  permitted

for less than ten shares.



           5.    In  the  event of termination of the  Employee's

employment for any reason other than his death, this option shall immediately terminate; provided, however, that if such  cessation of  employment  is  with the consent of the Board  of  Directors,

expressed  in  the form of a resolution, or is  pursuant  to  his retirement under the provisions of any pension, profit sharing or other  retirement plan of the Company then in effect,  or  is  on account  of permanent illness or disability, this option  may  be exercised  (subject  to the provisions of  Paragraph  12  hereof)

within three months after the date he ceases to be an employee of the  Company,  but only to the extent that it was exercisable  on the date of such cessation of employment.



           6.    This  option  shall  be exercisable  during  the

Employee's  lifetime only by him and shall be nontransferable  by the  Employee otherwise than by will or the laws of  descent  and distribution.



           7.   In the event of the Employee's death while in the

employ  of  the Company, or during a three-month period following termination of employment during which the Employee is  permitted to  exercise  this option pursuant to Paragraph  5  hereof,  this option  may be exercised (subject to the provisions of  Paragraph

12 hereof) at any time within one year after the Employee's death by  the  Employee's transferee to the same extent as the Employee

could  have  exercised  the  option  immediately  prior  to   the

employee's death.  The Employee's transferee shall be the  person

or   persons,   designated  by  the  Employee  on  a  Beneficiary

Designation  Form furnished by the Committee, provided,  however,

that  if  at  the  time  of the Employee's  death,  there  is  no

effective   Beneficiary  Designation  Form  on  file   with   the

Committee, the Employee's transferee shall be deemed  to  be  the executor or administrator of the employee's estate or any  person who  shall  have  acquired the option from the  Employee  by  the

employee's   will   or  the  applicable  law   of   descent   and

distribution.   Any such transferee exercising this  option  must

furnish  the  Company upon request of the Committee  (a)  written notice of his status as transferee, (b) evidence satisfactory  to the  Company  to  establish the validity of the transfer  of  the option  in compliance with any laws or regulations pertaining  to said  transfer,  and  (c) written acceptance  of  the  terms  and conditions of the option as prescribed in this Agreement.

           8.    This option may be exercised by the person  then

entitled to do so as to any share which may then be purchased  by giving written notice of exercise to the Company, specifying  the number  of  full shares to be purchased and accompanied  by  full payment  of  the  purchase price thereof and the  amount  of  any income  tax the Company is required by law to withhold by  reason of such exercise.



          9.   Neither the Employee nor any person claiming under

or  through  him shall be or have any of the rights or privileges of  a  stockholder of the Company in respect of any of the shares issuable upon the exercise of the option, until the date  of  the receipt  of  payment by the Company and the issuance of  a  stock certificate to him for such shares in accordance with  the  terms hereof.



           10.   Any notice to be given to the Company under  the

terms   of   this   Agreement  shall  be  addressed   to   Circle

International Group, Inc., in care of its Corporate Secretary, at

260  Townsend Street, San Francisco, California 94107, or at such other  address  as  the  Company  may  hereinafter  designate  in

writing.   Any  notice  to  be given to  the  Employee  shall  be

addressed  to the Employee at the address set forth  beneath  his signature  hereto, or at any such other address as  the  Employee may hereafter designate in writing.


Any  such notice shall be deemed to have been duly given  if  and when  enclosed  in  a  properly  sealed  envelope,  addressed  as aforesaid,  registered and deposited, postage  and  registry  fee prepaid,  in  a  post  office  or branch  post  office  regularly maintained by the United States Government.

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           11.   Except  as otherwise stated herein,  the  option

herein   granted  and the rights and privileges conferred  hereby

shall  not  be transferred, assigned, pledged or hypothecated  in any  way (whether by operation or law or otherwise) and shall not be subject to sale under execution, attachment or similar process

upon  the  rights  and  privileges conferred  hereby.   Upon  any

attempt to transfer, assign, pledge or otherwise dispose of  said option,  or of any right or privilege conferred hereby,  contrary to  the  provisions hereof, or upon any attempted sale under  any execution,  attachment or similar process  upon  the  rights  and privileges  conferred hereby shall immediately  become  null  and void.



           12.   Notwithstanding  any  other  provision  of  this

Agreement, this option is not exercisable after the expiration of eight years from the date hereof.



           13.   Subject  to  the limitations on  transferability

contained herein, this Agreement shall be binding upon and  inure to  the  benefit of the heirs, legal representatives,  successors and assigns of the parties hereto.



           14.   The  rights awarded hereby are  subject  to  the

requirement  that, if at any time the Committee shall  determine,

in  its  sole  discretion,  that  the  listing,  registration  or qualification  of  the  shares of Common Stock  subject  to  such rights upon any securities exchange or under any state or federal law,  or  the  consent  or approval of any government  regulatory body,  is necessary or desirable as a condition, or in connection with,  the  granting  of such rights or the issue  of  shares  in connection therewith, such rights may not be exercised or paid in

whole   or   in   part   unless   such   listing,   registration,

qualification,  consent or approval shall have been  effected  or obtained free of any conditions not acceptable to the Committee.

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      15.   The parties hereto agree that any action relating  to

this stock option agreement shall be instituted and processed  in the  courts  in San Francisco County, California, and each  party waives the right to change of venue.  Further, the parties  agree that any action relating to their agreement shall be submitted to final  and binding arbitration pursuant to the provisions of  the

California Civil Code.



      16.  Nothing in this Agreement shall be construed as giving the  Employee  the  right to be retained as  an  Employee  or  as impairing  the rights of the Company to terminate the  employee's service.



      17.   Whenever shares of Common Stock are to be issued   in

satisfaction  of the rights conferred hereby, the  Company  shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax  requirements  prior to the delivery of  any  certificate  or certificates for such shares.  Whenever payments are to  be  made in  cash,  such payments shall be net of an amount sufficient  to satisfy federal, state and local withholding tax requirements.



           IN  WITNESS  HEREOF, the parties hereto have  executed

this  Agreement,  in  duplicate, the day  and  year  first  above written.




                              CIRCLE INTERNATIONAL GROUP, INC.



                              By___________________________




ACCEPTED:



________________________________

Employee Signature



________________________________


________________________________

Address